UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2017, Aralez Pharmaceuticals US Inc. (“Aralez US”), a Delaware company and a wholly-owned, indirect subsidiary of Aralez Pharmaceuticals Inc. (the “Company”), a company formed under the laws of the Province of British Columbia, Canada, entered into a Novation Agreement with AstraZeneca Pharmaceuticals LP (“AstraZeneca”) and the United States of America (the “Government”) pursuant to which all of the rights and responsibilities of AstraZeneca under that certain VA National Contract signed February 11, 2016 and effective April 29, 2016 between AstraZeneca and the Government (the “VA Contract”) were novated to Aralez US (the “Novation Agreement”). The Novation Agreement was entered into pursuant to the previously disclosed Asset Purchase Agreement, dated October 3, 2016, by and between the Company,  Aralez Pharmaceuticals Trading DAC, an Irish designated activity company and a wholly-owned, indirect subsidiary of the Company and affiliate of Aralez US, and AstraZeneca AB.

Under the VA Contract, Aralez US provides all requirements of certain pharmaceutical products containing metroprolol succinate as the active pharmaceutical ingredient at fixed prices for the U.S. Department of Veterans Affairs and certain other United States federal government agencies. The VA Contract has a one-year term, renewable at the option of the Government for four successive additional one year terms. The VA Contract is terminable at the convenience of the Government at any time.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Eric L. Trachtenberg
Eric L. Trachtenberg
General Counsel, Chief Compliance Officer and Corporate Secretary

3